Exhibit 99.1

Connecticut Water Shareholders Approve SJW Group Merger Agreement

Transaction on Track to Close in First Quarter of 2019

CLINTON, Conn., November 16, 2018 – Connecticut Water Service, Inc. (NASDAQ: CTWS) today announced that its shareholders overwhelmingly voted to approve the Company’s proposed merger agreement with SJW Group (NYSE: SJW) at the Special Meeting of Shareholders held today.

Carol P. Wallace, Chairman of the Connecticut Water Service Board of Directors, said, “We appreciate the strong support from our shareholders and look forward to delivering significant value to our shareholders and meaningful benefits to our customers, employees and the communities we serve. Together with SJW Group, we will create a new leading, national, pure-play water company focused on reliability, superior service and environmental stewardship. Following the close of the transaction, Connecticut Water will continue to be led locally with a New England regional headquarters in Connecticut. The same trusted team of passionate, dedicated employees who support our company and operating utilities today will continue to support our company and operating utilities after the transaction closes. We are excited about our future with SJW Group.”

Approximately 92.5% of the shares voted at the Special Meeting were voted in favor of the SJW Group merger agreement, representing approximately 68.7% of Connecticut Water’s outstanding common stock entitled to vote at the Special Meeting. Connecticut Water will file the final vote results, as certified by the independent Inspector of Election, with the U.S. Securities and Exchange Commission (the “SEC”) on a Form 8-K.

The transaction remains on track to close in the first quarter of 2019, subject to customary closing conditions and regulatory approvals. As previously announced, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act was terminated early on April 27, 2018. Applications to obtain regulatory approvals of the merger were filed with the Connecticut Public Utilities Regulatory Authority and the Maine Public Utilities Commission on July 18, 2018 and May 4, 2018, respectively.

Upon completion of the proposed transaction, Connecticut Water’s shareholders will receive $70.00 in cash for each share of Connecticut Water common stock owned.

About CTWS

CTWS is a publicly traded holding company headquartered in Clinton, Connecticut. CTWS is the parent company of The Connecticut Water Company, The Maine Water Company, The Avon Water Company, and The Heritage Village Water Company. Together, these subsidiaries provide water service to more than 450,000 people in Connecticut and Maine, and wastewater service to more than 10,000 people in Connecticut.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the SJW Group transaction are not satisfied; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of Connecticut Water; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect Connecticut Water’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of Connecticut Water; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on Connecticut Water’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of Connecticut Water; (15) the trading price of Connecticut Water’s common stock; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Connecticut Water’s overall business and financial condition, including those more fully described in Connecticut Water’s filings with the SEC, including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended September 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Connecticut Water nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Connecticut Water Contacts

Daniel J. Meaney, APR

Director, Corporate Communications

(860) 664-6016

dmeaney@ctwater.com

Investors

Mike Verrechia / Bill Dooley

Morrow Sodali, LLC

(800) 662-5200

CTWS@morrowsodali.com

Dan Burch / Laurie Connell

MacKenzie Partners, Inc.

(800) 322-2885

CTWS@mackenziepartners.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Barrett Golden / Joseph Sala

(212) 355-4449